Exhibit 99.1

KULR TECHNOLOGY GROUP EXPANDS KULR VIBE WITH SCALABLE CENTRALIZED ARTIFICIAL INTELLIGENCE SERVER PLATFORM

Powered by NVIDIA Accelerators, KULR VIBE’s Expanded Technology Offers Customers Enhanced Scalability and Data Security Along with NASA-Proven Battery Safety Solutions and Energy Efficiency

KULR VIBE Provides Superior Vibration Elimination for Entire Spectrum of Aviation Platforms, Industrial Motors, and Wind Energy Farms for Significant Efficiency, Longevity and Energy Output Improvements

SAN DIEGO / GLOBENEWSWIRE / December 07, 2022 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform company accelerating the global transition to a sustainable electrification economy, today announced that it will be expanding its vibration reduction solution KULR VIBE offering with the launch of a scalable, centralized artificial intelligence (“AI”) server platform. Powered by NVIDIA (NASDAQ: NVDA) accelerators, the updated KULR VIBE system will deliver faster processing speeds and data capture for remote access. Of particular interest and request from KULR’s enterprise customers, the cornerstone of this expansion will bring enhanced security to protect customer data, mission-critical projects and intellectual against potential cyber security risks.

The KULR VIBE suite of products and services has provided vibration analysis and mitigation to commercial and military helicopter application for over two decades. Advances in measurement and computing have allowed the KULR VIBE technologies to offer transformative, scalable solutions across aviation, transportation, renewable energy (wind), manufacturing, industrial, performance racing and autonomous aerial (drone) applications. The new KULR VIBE AI platform allows for advanced, trajectory-altering maintenance capable of optimizing craft performance and systems to prioritize safety, allow for lower maintenance costs and increase the lifespan of sensitive and expensive equipment in the field resulting in longer commercial use.

“Providing enhanced security and faster remote diagnoses for managing the vibration and balancing needs of high-performance machines and systems are essential for today’s commercial and enterprise businesses that are looking to be more competitive in the market by ensuring their systems are operating as safely as possible,” said Michael Mo, CEO of KULR. “We look forward to scaling up with our customers to bring the enhanced KULR VIBE platform further into the design, production and ongoing maintenance of their critical systems.”

As a leader in the global electrification movement, the KULR VIBE AI platform also allows the Company to bring optimized battery safety and improved kinetic energy efficiency to customers across industries, including electric vehicles, aircraft, e-mobility, power tools and other motorized systems. Powered by AMD (NASDAQ: AMD) CPUs and NVIDIA accelerators running in KULR’s on-premises data center, this technology expansion gives customers access to industry-standard toolsets while simultaneously engaging with KULR’s proprietary intelligent algorithms.

The Company will demonstrate the KULR VIBE technology with remote AI system support at the upcoming 2023 International Consumer Electronics Show.

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit https://www.kulrtechnology.com/.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or John Yi
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Public Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Brokers and Analysts:
Chesapeake Group
Main: (410) 825-3930
info@chesapeakegp.com